MODIFICATION AGREEMENT

         THIS MODIFICATION AGREEMENT (this "Modification Agreement") is made and entered into as of August 7, 1997 by and between Steven A. Lambrecht, Greg P. Lambrecht and Colin A. Jones (collectively "Seller"), William L. Anthony ("Anthony") and Premium Cigars International, Inc. ("PCI"). Seller, Anthony and PCI are collectively referred to as the Parties.

         WHEREAS, the Parties entered an Agreement on June 20, 1997 ("Original Agreement"), whereby, among other things, Anthony purchased from Seller 66,000 shares of Common Stock, no par value (the "Shares") and PCI granted Anthony an option to purchase 20,000 shares of Common Stock at the price per share printed in the Prospectus relating to PCI's initial public offering ("IPO"); and

         WHEREAS, the Parties desire to modify the Original Agreement by rescinding the sale of 65,000 of the Shares and by changing the number and terms of the stock options grant to Anthony, but otherwise to preserve the terms of the Original Agreement;

         NOW THEREFORE, in consideration of the covenants, agreements, warranties and representations contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

         1. Recission of Stock Purchase. Anthony and Seller rescind the sale of 65,000 of the 66,000 shares sold in the Original Agreement and the restructuring of the sale of the remaining 1,000 Shares to purchase them at a settlement value of $2.50 per Share or for a total of $2,500. Upon signing this Modification Agreement, Seller will return to Anthony the remainder of $19,500 in cash and Anthony will return to Seller the remaining 65,000 Shares as follows:

         Anthony returns                        Cash Repaid to
         Shares to              Amount          Anthony by           Amount
         ---------              ------          ----------           ------
         Steve Lambrecht        59,084          Steve Lambrecht      $17,726
         Greg Lambrecht          2,958          Greg Lambrecht       $   887
         Colin Jones             2,958          Colin Jones          $   887
                                ------                               -------
               TOTALS:          65,000                               $19,500

         2. Modification of Stock Option Grant. PCI and Anthony amend the terms of the option grant to purchase 20,000 shares in the Original Agreement and PCI grants Anthony an additional non-qualified option to purchase 136,250 shares of PCI Common Stock at the price per share printed in the Prospectus relating to the IPO. The options may be exercised from a date which is one year after the effective date of the IPO and until a date that is five (5) years after the effective date of the IPO. Anthony acknowledges that, upon exercise of the options, in whole or in part, the shares purchased will be restricted shares within the meaning of Rule 144 pursuant to the Securities Act of 1933, as amended and that such shares may not be resold unless they are registered or unless an exemption from registration is available. Anthony also acknowledges that the shares underlying the options may not be resold prior to 18 months after the effective date of the IPO, according to the terms of a separate Lock-Up Agreement between Anthony and PCI. The terms of the aggregate options to purchase 156,250 shares shall be more fully set forth in a Stock Option Agreement between PCI and Anthony and if there is any conflict between the terms of this Modification Agreement and the terms of the Stock Option Agreement regarding the options, the terms of the Stock Option Agreement shall control.

         3. No Modification of Remaining Terms of Original Agreement. The Parties agree that, except for the terms expressly rescinded or modified in this Modification Agreement, all other terms of the Original Agreement shall remain in full force and effect. Notwithstanding the foregoing, however, should a conflict exist between the terms of this Modification Agreement and the terms of this Original Agreement, the terms of this Modification Agreement shall control.

         4. Counterparts. This Modification Agreement may be executed in one or more counterparts and by delivery of a facsimile signature, each of which shall be considered part and valid acceptance of the agreement.

         The parties have executed this Modification Agreement as of the date first set forth above.

"SELLER"                                    "Anthony"


/s/ Steven A. Lambrecht                     /s/ William L. Anthony
---------------------------                 ------------------------------
Steven A. Lambrecht                         William L. Anthony


/s/ Greg P. Lambrecht
---------------------------
Greg P. Lambrecht


/s/ Colin A. Jones
---------------------------
Colin A. Jones


PREMIUM CIGARS INTERNATIONAL, INC.


By /s/ Steven A. Lambrecht
  -------------------------
  Steven A. Lambrecht, President
                                        3